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                                                                    EXHIBIT 99.1

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NEWS RELEASE
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                                                          NEXTEL COMMUNICATIONS, INC.
[NEXTEL LOGO](R)                                          2001 Edmund Halley Drive
                                                          Reston, VA  20191
                                                          703 433-4000
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For Immediate Release


                  NEXTEL COMPLETES $1.25 BILLION DEBT OFFERING

RESTON, Va., January 26, 2001 - Nextel Communications, Inc. (NASDAQ: NXTL) today announced that it has completed a private placement of $1.25 billion of its 9.5% Senior Serial Redeemable Notes due February 1, 2011. Nextel intends to use the net proceeds of the offering to fund network expansion and for acquisition of additional spectrum, strategic investments, working capital needs, debt service requirements and/or for other general corporate purposes.

The securities offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction where such offer, solicitation or jurisdiction would be unlawful prior to registration or qualification under the securities laws of such state. The statements in this news release regarding future aspects relating to the offering and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions.



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